Exhibit 99

        Nordson Corporation Reports Fourth-Quarter Financial Results;
         Record Revenue With Earnings Per Share Increasing 36 Percent

    WESTLAKE, Ohio, Dec. 8 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today reported record fourth-quarter fiscal year sales of $228 million compared with $189 million for the same period of the previous year. Sales volume was up approximately 17 percent with favorable currency effects contributing an additional 4 percent to the overall sales gain.
    On a diluted basis, fourth-quarter earnings per share were $.53, a 36 percent increase over the prior year. These results include a $3.3 million pretax charge, or $.06 per share on an after-tax basis, related to the disposition of a minority equity investment.
    Fourth-quarter sales volume for the Finishing and Coating segment was up 30 percent, while volume for the Adhesive Dispensing and Advanced Technology segments were up 14 percent and 13 percent, respectively. On a geographic basis, fourth-quarter volume was up 14 percent in the United States, 16 percent in the Americas, 9 percent in Europe, 30 percent in Japan and 36 percent in the Asia Pacific region.
    Annual sales for the fiscal year, which ended on Oct. 31, 2004, were a record $794 million, up 19 percent from $667 million in fiscal 2003. Sales volume was up 13 percent while favorable currency effects contributed an additional 6 percent to sales growth. On a diluted basis, earnings per share for the year were a record $1.73 compared with $1.04 in 2003.
    Backlog at year-end was approximately $78 million compared with $67 million the same period of the prior year at 2004 actual exchange rates.
    "I am pleased by Nordson's strong performance during the fourth quarter. Sales volume growth accelerated compared to a good third quarter, and revenue set a new record," said Edward P. Campbell, chairman and chief executive officer.
    "Our overall results were favorably impacted by a 35 percent increase in Finishing and Coating segment revenue. In addition, our Advanced Technology volume continued to grow at a double-digit level, although the rate of growth has moderated from an extremely strong pace for the first nine months of the year. Our continued emphasis on improving operating efficiencies resulted in significantly higher operating margin rates for both the quarter and the year," he added.
    As previously announced, Nordson will pay a first-quarter 2005 cash dividend of $0.16 per common share on Jan. 4, 2005, to shareholders of record on Dec. 15, 2004. Nordson has increased its dividend per common share for 41 consecutive years.
    Nordson will broadcast its fourth-quarter conference call on the investor relations page of its Web site, http://www.nordson.com , on Thursday, Dec. 9, 2004, at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager of shareholder relations, at (440) 414-5344.
    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.
    Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson Corporation has more than 3,500 employees worldwide, and direct operations and sales support offices in 30 countries.

Contact:  Derrick Johnson, Director Corporate Communications
Phone:  440.414.5639 (direct)
E-mail:  djohnson@nordson.com

    A summary of sales, income and earnings is presented in the attached tables.


    FOURTH QUARTER PERIOD                        NORDSON CORPORATION
    Period Ending October 31, 2004              FINANCIAL HIGHLIGHTS
    (Unaudited)                             (Dollars in thousands except
                                                for per-share amounts)

    CONSOLIDATED STATEMENT OF INCOME
                                          Fourth Quarter       Year-to-Date
                                          2004      2003      2004      2003

    Net sales                          $228,353  $189,073  $793,544  $667,347
    Cost of sales                       106,735    87,169   354,313   301,566
    Selling & administrative expenses    86,140    77,258   328,633   295,157
    Severance and restructuring costs         -       403         -     2,028

    Operating profit                     35,478    24,243   110,598    68,596

    Interest expense - net               (3,425)   (4,102)  (14,082)  (17,174)
    Other income - net                   (3,316)     (237)   (2,688)    1,055

    Income before income taxes           28,737    19,904    93,828    52,477
    Income taxes                          9,014     6,568    30,494    17,317

    Net income                          $19,723   $13,336   $63,334   $35,160

    Return on sales                          9%        7%        8%        5%
    Return on average shareholders'
     equity                                 20%       18%       18%       13%

    Average common shares outstanding
     (000's)                             36,157    33,858    35,489    33,703
    Average common shares and common
     share equivalents (000's)           37,031    34,170    36,546    33,899

    Per share:

    Basic earnings                         $.55      $.39     $1.78     $1.04
    Diluted earnings                       $.53      $.39     $1.73     $1.04

    Dividends paid                        $0.16     $.155     $.625     $.605


    CONSOLIDATED BALANCE SHEET
                                                  October 31       November 2,
                                                     2004              2003

    Cash and marketable securities                  $60,579            $6,972
    Receivables                                     173,852           151,740
    Inventories                                      85,330            78,557
    Prepaid expenses                                 43,350            40,101
         Total current assets                       363,111           277,370

    Property, plant & equipment - net               111,607           115,255
    Other assets                                    364,164           374,181

                                                   $838,882          $766,806

    Notes payable and debt due within one year      $27,591           $67,324
    Accounts payable and accrued liabilities        168,158           144,338
         Total current liabilities                  195,749           211,662

    Long-term debt                                  147,023           172,619
    Other liabilities                                92,272            82,416
    Total shareholders' equity                      403,838           300,109

                                                   $838,882          $766,806

    Other information:

    Employees                                         3,544             3,483

    Common shares outstanding (000's)                36,279            34,035


    FOURTH QUARTER PERIOD                        NORDSON CORPORATION
    Period Ending October 31, 2004              FINANCIAL HIGHLIGHTS
    (Unaudited)                                (Dollars in thousands)

                                        Fourth Quarter   % Growth over 2003
    SALES BY BUSINESS SEGMENT           2004      2003  Volume Currency Total

    Adhesive dispensing &
     nonwoven fiber systems           $146,136  $122,753  14.2%   4.8%  19.0%
    Coating & finishing systems         40,377    29,896  29.8%   5.3%  35.1%
    Advanced technology systems         41,840    36,424  13.0%   1.9%  14.9%

    Total sales by business segment   $228,353  $189,073  16.5%   4.3%  20.8%



    OPERATING PROFIT BY BUSINESS         Fourth Quarter
     SEGMENT                             2004      2003

    Adhesive dispensing & nonwoven
     fiber systems                     $33,311   $24,929
    Coating & finishing systems          2,906     1,809
    Advanced technology systems          5,781     4,702
    Corporate                           (6,520)   (7,197)

    Total operating profit by
     business segment                  $35,478   $24,243


                                        Fourth Quarter   % Growth over 2003
    SALES BY GEOGRAPHIC REGION          2004      2003  Volume Currency Total

    United States                      $77,499   $67,852  14.2%   0.0%  14.2%
    Americas                            13,951    11,801  16.3%   1.9%  18.2%
    Europe                              81,314    68,740   9.3%   9.0%  18.3%
    Japan                               29,240    21,498  29.6%   6.4%  36.0%
    Asia                                26,349    19,182  35.7%   1.7%  37.4%

    Total Sales by Geographic Region  $228,353  $189,073  16.5%   4.3%  20.8%


                                         Fourth Quarter
    SELECTED SUPPLEMENTAL INFORMATION    2004      2003

    Depreciation and amortization       $6,724    $7,606
    Capital expenditures                $4,250    $3,078
    Dividends paid                      $5,787    $5,242


    FOURTH QUARTER PERIOD                        NORDSON CORPORATION
    Period Ending October 31, 2004              FINANCIAL HIGHLIGHTS
    (Unaudited)                                (Dollars in thousands)

                                         Year-to-Date    % Growth over 2003
    SALES BY BUSINESS SEGMENT           2004      2003  Volume Currency Total

    Adhesive dispensing &
     nonwoven fiber systems           $497,699  $426,204  10.2%   6.6%  16.8%
    Coating & finishing systems        130,944   112,722  11.0%   5.2%  16.2%
    Advanced technology systems        164,901   128,421  26.0%   2.4%  28.4%

    Total sales by business segment   $793,544  $667,347  13.3%   5.6%  18.9%


    OPERATING PROFIT BY BUSINESS          Year-to-Date
     SEGMENT                             2004      2003

    Adhesive dispensing & nonwoven
     fiber systems                     $97,904   $73,302
    Coating & finishing systems          2,466       707
    Advanced technology systems         30,229    14,502
    Corporate                          (20,001)  (19,915)

    Total operating profit by
     business segment                 $110,598   $68,596


                                         Year-to-Date    % Growth over 2003
    SALES BY GEOGRAPHIC REGION          2004      2003  Volume Currency Total

    United States                     $266,050  $245,918   8.2%   0.0%   8.2%
    Americas                            51,390    42,340  18.6%   2.8%  21.4%
    Europe                             296,067   244,709   9.7%  11.3%  21.0%
    Japan                               87,477    73,333  10.8%   8.5%  19.3%
    Asia                                92,560    61,047  48.2%   3.4%  51.6%

    Total Sales by Geographic Region  $793,544  $667,347  13.3%   5.6%  18.9%


                                          Year-to-Date
    SELECTED SUPPLEMENTAL INFORMATION    2004      2003

    Depreciation and amortization      $26,876   $29,241
    Capital expenditures               $11,309    $7,563
    Dividends paid                     $22,128   $20,377

SOURCE  Nordson Corporation
    -0-                             12/08/2004
    /CONTACT: Derrick Johnson, Director Corporate Communications of Nordson Corporation, +1-440-414-5639, or djohnson@nordson.com /
    /Web site:  http://www.nordson.com /
    (NDSN)

CO:  Nordson Corporation
ST:  Ohio
IN:  MAC
SU:  ERN CCA MAV